Exhibit (h)(x)
SCHEDULE A
To the Administration Agreement
By and between State Street Bank and Trust Company and SPDR® Series Trust

Fund Name
SPDR® Dow Jones Total Market ETF
SPDR® Dow Jones Large Cap ETF
SPDR® Dow Jones Large Cap Growth ETF
SPDR® Dow Jones Large Cap Value ETF
SPDR® Dow Jones Mid Cap ETF
SPDR® Dow Jones Mid Cap Growth ETF
SPDR® Dow Jones Mid Cap Value ETF
SPDR® Dow Jones Small Cap ETF
SPDR® Dow Jones Small Cap Growth ETF
SPDR® Dow Jones Small Cap Value ETF
SPDR® DJ Global Titans ETF
SPDR®Dow Jones REIT ETF
SPDR®KBW Bank ETF
SPDR®KBW Capital Markets ETF
SPDR®KBW Insurance ETF
SPDR®Morgan Stanley Technology ETF
SPDR® S&P® Dividend ETF
SPDR® S&P®Aerospace & Defense ETF
SPDR® S&P®Biotech ETF
SPDR® S&P®Building & Construction ETF
SPDR® S&P®Computer Hardware ETF
SPDR® S&P®Computer Software ETF
SPDR® S&P®Health Care Equipment ETF
SPDR® S&P®Health Care Services ETF
SPDR® S&P®Homebuilders ETF
SPDR® S&P®LeisureTime ETF
SPDR® S&P®Metals & Mining ETF
SPDR® S&P®Oil & Gas Equipment & Services ETF
SPDR® S&P®Oil & Gas Exploration & Production ETF
SPDR® S&P®Outsourcing & IT Consulting ETF
SPDR® S&P®Pharmaceuticals ETF
SPDR® S&P®Retail ETF
SPDR® S&P®Semiconductor ETF
SPDR® S&P®Telecom ETF
SPDR® S&P®Transportation ETF
SPDR®KBW Regional BankingSM ETF
SPDR®KBW Mortgage FinanceSM ETF
SPDR® Barclays Capital 1-3 Month T-Bill ETF
SPDR® Barclays Capital Intermediate Term Treasury ETF
SPDR® Barclays Capital Long Term Treasury ETF

Exhibit (h)(x)

Fund Name
SPDR® Barclays Capital TIPS ETF
SPDR® Barclays Capital Aggregate Bond ETF
SPDR® Nuveen Barclays Capital Municipal Bond ETF
SPDR® Barclays Capital International Treasury Bond ETF
SPDR® Nuveen Barclays Capital Short Term Municipal Bond ETF
SPDR® Nuveen Barclays Capital California Municipal Bond ETF
SPDR® Nuveen Barclays Capital New York Municipal Bond ETF
SPDR® Barclays Capital High Yield Bond ETF
SPDR®DB International Government-Inflation Protected Bond ETF
SPDR® Barclays Capital Short Term International Treasury Bond ETF
SPDR® Barclays Capital Intermediate Term Credit Bond ETF
SPDR® Barclays Capital Long Term Credit Bond ETF
SPDR® Barclays Capital Convertible Bond ETF
SPDR® Barclays Capital Mortgage Backed Bond ETF
SPDR®Nuveen S&P®Ultra Short Term Municipal Bond ETF
SPDR®Wells Fargo Preferred Stock ETF
SPDR®Barclays Capital Short Term Corporate Bond ETF
SPDR®Nuveen Barclays Capital Build America Bond ETF SPDR®Barclays Capital International Corporate Bond ETF
SPDR®Barclays Capital Emerging Markets Local Bond ETF SPDR®Barclays Capital Issuer Scored Corporate Bond ETF
Dated: April 6, 2011

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